Exhibit 11


                            SalesRepCentral.com, Inc.
                  Schedule of Computation of Earnings Per Share

                                                         Nine Months ended             Three Months Ended
                                                             March 31,                      March 31,
                                                         2001          2000            2001           2000
                                                     -----------    ----------     -----------    ------------
Net Earnings (Loss) Available
  for Common Stockholders                            $   101,069    $ (404,567)    $   223,558    $   (719,676)
                                                     ===========    ==========     ===========    ============

Basic EPS - Weighted Average Shares Outstanding       15,117,512    15,114,848      15,117,512      13,045,331
                                                     ===========    ==========     ===========    ============

Basic Earnings (Loss) Per Share                      $      0.01    $    (0.03)    $      0.01    $      (0.06)
                                                     ===========    ==========     ===========    ============

Basic EPS - Weighted Average Shares Outstanding       15,117,512    15,114,848      15,117,512      13,045,331

Effect of Diluted Securities:
  Convertible Preferred Stock (1)                     14,525,000            --      14,525,000              --
                                                     -----------    ----------     -----------    ------------

Diluted EPS - Weighted Average Shares Outstanding     29,642,512    15,114,848      29,642,512      13,045,331
                                                     ===========    ==========     ===========    ============

Diluted Earnings (Loss) Per Share                    $      0.00    $    (0.03)    $      0.01    $      (0.06)
                                                     ===========    ==========     ===========    ============

(1) The Company's outstanding convertible preferred stock has an antidilutive effect on net loss per share for the three and nine month periods ended March 31, 2000. As a result, such amounts have been excluded from the computations of diluted loss per share.